EXHIBIT 99.1


January 14, 2004

Life Energy & Technology Holdings, Inc.
7637 Leesburg Pike, Suite #200
Falls Church, VA 22043

Dear Dr. McCormack:

We are unable to forward the financial statements of Life Energy & Technology Holdings, Inc., as of November 30, 2003 in time for the Company's Form 10-QSB to be filed timely, as we just recently received the information to allow us to perform the review. Thank you for your consideration.

Sincerely,



/s/ M. Valencia
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Berkovits, Lago, & Co.
Certified Public Accountants